Exhibit 3.1

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “THE BANKSHARES , INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 2007, AT 9:47 OrCLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

The BANKshares, Inc.

The name of the corporation is The BANKshares, Inc. (hereinafter called the “Corporation”) and was incorporated on June 13, 2006. The undersigned, under and pursuant to the provisions of the Delaware General Corporation Law, including Sections 242 and 245 thereof, hereby certifies that:

FIRST: The name of the corporation is The BANKshares, Inc.

SECOND: The address of the Corporation’s registered office in the state of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may he organized under the Delaware General Corporation Law, as amended from time to time, or any successor statute.

FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 30,000,000 shares of common stock, par value $0.01 each.

FIFTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporation action further eliminating or limiting personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

            State of Delaware

            Secretary of State

        Division of Corporations

Delivered 11:08 PM 02/06/2007

  FILED 09:47 PM    02/06/2007

SRV 070133511 - 4169875 FILE

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on February 1, 2007.

/s/ Mark Merlo
Name: Mark Merlo
Title: President